EXHIBIT 10.27

AMENDMENT to

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 1 (this “Amendment”), dated as of January 18, 2022, to the Executive Employment Agreement effective as of August 18, 2021 (the “Agreement”), by and between Edible Garden AG Incorporated, a Delaware Corporation (the “Company”), and James E. Kras (the “Executive”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the Company and the Executive have entered into the Agreement; and

WHEREAS, the Board of Directors has determined to reduce the amount of the Transaction Bonus provided for in the Agreement;

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

The second sentence in Section 2.3 of the Agreement is hereby removed in its entirety and replaced by the following:

“The Transaction Bonus shall be up to $500,000, subject to adjustment in the discretion of the Board of Directors.”

This Amendment may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

EDIBLE GARDEN AG INCORPORATED

By:	/s/ Michael C. James
Name:	Michael C. James
Title:	Chief Financial Officer

AGREED AND ACCEPTED:

By:	/s/ James E. Kras
James E. Kras

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